UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2005

REPUBLIC BANCORP, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Market Street, Louisville, Kentucky		40202
(Address of principal executive offices)		(Zip code)

(502) 584-3600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.02 – Termination of a Material Definitive Agreement.

On July 5, 2005, Republic Bancorp, Inc. (the “Company” or “Republic”) was notified by Advance America, Cash Advance Centers, Inc. that the marketing and servicing agreements with Advance America Cash Advance Centers of North Carolina, Inc. and Advance America Servicing of Texas, L.P. were terminated effective at 11:59 on July 6, 2005.  As a result, Republic will not originate any new payday loans through Advance America stores effective 11:59 P.M. on July 6, 2005. The Company’s marketing and servicing agreement with Advance America related to Texas originally provided for a termination date of October 30, 2005, and its agreement related to North Carolina originally provided for a termination date of February 28, 2006.

Under the terminated contracts, the Company originated deferred deposit transactions (commonly referred to as “payday loans” or “payday lending”) through Advance America stores in North Carolina and Texas.  At June 30, 2005, the Company had payday loans outstanding of approximately $26 million under these two contracts.  For the year ended December 31, 2004, Republic recognized net income of approximately $4.5 million under these contracts, which represented approximately 14% of the Company’s total net income for 2004.  Management anticipates the Company will have no outstanding payday loans under these two contracts by the end of the third quarter 2005 and will receive minimal loan fee revenue from the Advance America contracts as these loans are paid off throughout the third quarter.

ITEM 8.01 – Other Events.

On July 11, 2005, Republic will commence offering payday loans through its Indiana bank subsidiary without a marketer/servicer.  This product will be offered to customers in limited markets through an Internet delivery channel.  If successful, Republic’s Internet payday loan product may be offered nationally.  At this time, management cannot predict the degree of consumer demand for Republic’s Internet product or project its overall profitability, if any.

The Company also originates payday loans under a marketing and servicing contract with ACE Cash Express, Inc. (“ACE”) in the states of Texas, Arkansas and Pennsylvania with the substantial majority of those loans concentrated in the state of Texas.  All payday loans originated by Republic are subject to the revised FDIC Guidance (the “Guidance”) on payday lending dated March 1, 2005, which became effective July 1, 2005.  Consequently, management is still evaluating the overall economic impact of the revised Guidance, which will reduce the number of payday loans originated through the ACE contract.

The Company’s current contract with ACE has an expiration date of January 1, 2006.  The Company intends to renew its contract with ACE if terms that are agreeable to both parties can be reached.  As of June 30, 2005, Republic had payday loans outstanding of approximately $9 million through its contract with ACE.  For the year ended December 31, 2004, Republic recognized net income of approximately $2.0 million under the ACE contract, which represented approximately 6% of the Company’s total net income for 2004.

All statements, other than statements of historical facts, included in this Form 8-K are forward-looking statements.  These forward-looking statements are based on the Company’s current expectations.  Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.  Because forward-looking statements involve risks and uncertainties, the Company’s actual results could differ materially.  For a more complete discussion regarding factors, which could affect the Company’s financial performance, refer to the Company’s Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2004.  The Company disclaims any intent or obligation to update its forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REPUBLIC BANCORP, INC.

Date: July 11, 2005	By	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer &
Chief Accounting Officer